                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                   TRUSTEE PURSUANT TO SECTION 305 (b)(2) [X]


                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)

                                                                75-2353745
    (State of incorporation                                  (I.R.S. employer
    if not a national bank)                                 identification no.)

 2001 Ross Avenue, Suite 2700
         Dallas, Texas                                             75201
     (Address of trustee's                                      (Zip Code)
 principal executive offices)

                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                                Dallas, TX 75201
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)

                        _________________________________
                             SOUTHWEST AIRLINES CO.

              (Exact name of guarantor as specified in its charter)


             Texas                                               741563240
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                              identification no.)

    2702 Love Field Drive,                                         75235
         Dallas, Texas
     (Address of principal                                      (Zip Code)
      executive offices)


                                 Debt Securities
                       (Title of the indenture securities)

                                     GENERAL

1.    General Information

      Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Dallas, Texas
                  The Office of the Comptroller of the Currency, Dallas, Texas

      (b)   Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

2.    Affiliations with Obligor and Underwriters

      If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

      None.

3.    Voting Securities of the Trustee

      Furnish the following information as to each class of voting securities of the Trustee:

                            As of September 26, 2001

--------------------------------------------------------------------------------

                     Col A.                                      Col B.

--------------------------------------------------------------------------------

                 Title of Class                            Amount Outstanding
--------------------------------------------------------------------------------
Capital Stock - par value $100 per share                        5000 shares


4.    Trusteeships Under Other Indentures

Southwest Airlines Co. 7 3/8% Debentures due 2027            $100,000,000.00

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

      Not applicable.

6.    Voting Securities of the Trustee Owned by the Obligor or its Officials

      Not applicable.

7.    Voting Securities of the Trustee Owned by Underwriters or their Officials

      Not applicable.

8.    Securities of the Obligor Owned or Held by the Trustee

      Not applicable.

9.    Securities of Underwriters Owned or Held by the Trustee

      Not applicable.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor

      Not applicable.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

      Not applicable.

12.   Indebtedness of the Obligor to the Trustee

      Not applicable.

13.   Defaults by the Obligor

      Not applicable.

14.   Affiliations with the Underwriters

      Not applicable.

15.   Foreign Trustee

      Not applicable.

16.   List of Exhibits

      T-1.1 - A copy of the Articles of Association of U.S. Trust Company of
              Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22- 21897.

      T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22- 21897.

      T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

      T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration
              No. 22-21897.

      T-1.5 - The consent of the Trustee required by Section 321(b) of the Trust
              Indenture Act of 1939.

      T-1.6 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.



                                      NOTE

As of September 26, 2001 the Trustee had 35 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10, and 11 refers to each of U.S. Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                        ________________________________

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S. Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 26th of September, 2001.

                                               U.S. Trust Company of
                                               Texas, N.A., Trustee


                                           By: /s/ John C. Stohlmann
                                               -----------------------------
                                               John C. Stohlmann
                                               Vice President

                                                                   Exhibit T-1.5


                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the issue of Debt Securities of Southwest Airlines Co., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be such authorities to the Securities and Exchange Commission upon request therefore.

                                               U.S. Trust Company of
                                               Texas, N.A., Trustee


                                           By: /s/ John C. Stohlmann
                                               -----------------------------
                                               John C. Stohlmann
                                               Vice President

                                                                               BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                                                                               OMB NUMBER:  7100-003
                                                                               FEDERAL DEPOSIT INSURANCE CORPORATION
                                                                               OMB NUMBER:  3064-005
                                                                               OFFICE OF THE COMPTROLLER OF THE CURRENCY
                                                                               EXPIRES MARCH 31, 2002
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      1
                                                                               PLEASE REFER TO PAGE I,
                                                                               TABLE OF CONTENTS, FOR
                                                                               THE REQUIRED DISCLOSURE
                                                                               OF ESTIMATED BURDEN.
------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF
$100 MILLION OR MORE BUT LESS THAN $300 MILLION - FFIEC 033

                                                                                            19990630
REPORT AT THE CLOSE OF BUSINESS                                                           -----------
                                                                                          (RCRI 9999)

This report is required by law:  12 U.S.C.Section 324 (State              This report form is to be filed by banks with domestic
member banks); 12 U.S.C.Section 1817 (State nonmember banks);             offices only.  Banks with foreign offices (as defined in
and 12 U.S.C.Section 161 (National banks).                                the instructions) must file FFIEC 031.

------------------------------------------------------------------------------------------------------------------------------------
NOTE:  The Reports of Condition and Income must be signed              The Reports of Condition and Income are to be prepared in
by an authorized officer and the Report of Condition must be           Accordance with Federal regulatory authority instructions.
attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and
national Banks.


                                                                       We, the undersigned directors (trustees), attest to the
                                                                       correctness of the Report of Condition (including the
I, Alfred B. Childs, Managing Director                                 supporting schedules) for this report date and declare that
----------------------------------------------------------------       it has been examined by us and to the best of our knowledge
Name and Title of Officer Authorized to Sign Report                    and belief has been prepared in conformance with the
                                                                       instructions issued by the appropriate Federal regulatory
                                                                       authority and is trust and correct.

Of the named bank do hereby declare that the Reports of
Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the
instructions issued y the appropriate Federal regulatory               /s/ Stuart M. Pearman
authority and are true to the best of my knowledge.                    ------------------------------------------------------------
                                                                       Director (Trustee)

/s/ Alfred B. Childs                                                   /s/ J.T. More, Jr.
----------------------------------------------------------------       ------------------------------------------------------------
Signature of Officer Authorized to Sign Report                         Director (Trustee)


July 21, 1999                                                          /s/ Peter J. Denker
----------------------------------------------------------------       ------------------------------------------------------------
Date of Signature                                                      Director (Trustee)

------------------------------------------------------------------------------------------------------------------------------------

SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and Income                  (if other than EDS) must transmit the bank's computer
either:                                                                     data file to EDS.

(a)  in electronic form and then file the computer data file           For electronic filing assistance, contact EDS Call Report
     directly with the banking agencies' collection agent,             Services, 2150 N. Prospect Ave., Milwaukee, WI  53202,
     Electronic Data Systems Corporation (EDS), by modem or            telephone (800) 255-1571.
     on computer diskette; or
                                                                       To fulfill the signature and attestation requirement for the
(b)  in hard-copy (paper) form and arrange for another party           Reports of Condition and Income for this report date, attach
     to convert the paper report to electronic form.  That party       this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the
                                                                       completed report that the bank places in its files.

------------------------------------------------------------------------------------------------------------------------------------

FDIC Certificate Number:             33217                             U.S. TRUST COMPANY OF TEXAS, N.A.
                                  ----------                           ------------------------------------------------------------
                                 (RCRI 9050)                           Legal Title of Bank (TEXT 9010)


                                                                       DALLAS
                                                                       ------------------------------------------------------------
                                                                       City (TEXT 9130)


                                                                       TX                                     75201
                                                                       ------------------------------------------------------------
                                                                       State Abbrev. (TEXT 9200)              Zip Code (TEXT 9220)


Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A.           Call Date:  06/30/1999             State #:   48-6797                      FFIEC 033
2001 ROSS AVENUE, SUITE 2700                Vendor ID:  D                      Cert #:    33217                          RC-1
DALLAS, TX  75201                           Transit #:  11101765
                                                                                                                           9

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1999

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                              C200<-
                                                                                               Dollar Amounts In Thousands
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1.  Cash and balances due from depository institutions (from Schedule RC-A):                            RCON
                                                                                                          ----
    a.  Noninterest-bearing balances and currency and coin (1) ...................                        0081          1,344  1.a
    b.  Interest-bearing balances (2) ............................................                        0071          1,565  1.b
  2.  Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, Column A) ...............                        1754              0  2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D) .............                        1773        129,935  2.b
  3.  Federal funds sold and securities purchased under agreements to resell .....                        1350         10,000  3.
  4.  Loans and lease financing receivables:                                         RCON
                                                                                     ----
    a.  Loans and leases, net of unearned income (from Schedule RC-C) ............   2122        26,398                        4.a
    b.  LESS:  Allowance for loan and lease losses ...............................   3123           260                        4.b
    c.  LESS:  Allocated transfer risk reserve ...................................   3128             0                        4.c

    d.  Loans and leases, net of unearned income, allowance, and reserve (item 4.a                        RCON
                                                                                                          ----
         minus 4.b and 4.c) ......................................................                        2125         26,138  4.d
  5.  Trading assets .............................................................                        3545              0  5.
  6.  Premises and fixed assets (including capitalized leases) ...................                        2145            897  6.
  7.  Other real estate owned (from Schedule RC-M) ...............................                        2150              0  7.
  8.  Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M) .......................................................                        2130              0  8.
  9.  Customers' liability to this bank on acceptances outstanding ...............                        2155              0  9.
 10.  Intangible assets (from Schedule RC-M) .....................................                        2143          1,917  10.
 11.  Other assets (from Schedule RC-F) ..........................................                        2160          3,195  11.
 12.  Total assets (sum of items 1 through 11) ...................................                        2170        174,991  12.

(1)   Includes cash items in process of collection and unposted debits.

(2)   Includes time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF TEXAS, N.A.        Call Date:      06/30/1999                 State #:     48-6797                 FFIEC 033
2001 ROSS AVENUE, SUITE 2700             Vendor ID:      D                           Cert #:     33217                      RC-1
DALLAS, TX  75201                        Transit #:      11101765
                                                                                                                             10

SCHEDULE RC - CONTINUED

                                                                                                 Dollar Amounts In Thousands
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITES
13.  Deposits:                                                                                          RCON
                                                                                                        ----
       a.  In domestic offices (sum of totals of columns A and C From Schedule
           RC-E)                                                                     RCON               2200        151,940  13.a
                                                                                     ----
         (1) Noninterest-bearing (1)                                                 6631       15,512                       13.a.1
         (2) Interest-bearing                                                        6636      136,428                       13.a.2
       b.In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (1) Noninterest-bearing
         (2) Interest-bearing                                                                           RCON
                                                                                                        ----
14.  Federal funds purchased and securities sold under agreements to repurchase                         2800             00  14
15.    a.  Demand notes issued to the U.S. Treasury                                                     2840              0  15.a
       b.  Trading liabilities                                                                          3548              0  15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
       a.  With a remaining maturity of one year or less                                                2332              0  16.a
       b.  With a remaining maturity of more than one year through three years                          A547          2,000  16.b
       c.  With a remaining maturity of more than three years                                           A548          1,000  16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding                                           2920              0  18
19.  Subordinated notes and debentures (2)                                                              3200              0  19
20.  Other liabilities (from Schedule RC-G)                                                             2930          2,275  20
21.  Total liabilities (sum of items 13 through 20)                                                     2948        157,215  21
22.  Not applicable

EQUITY CAPITAL                                                                                          RCON
                                                                                                        ----
23.  Perpetual preferred stock and related surplus                                                      3838          4,000  23
24.  Common stock                                                                                       3230            500  24
25.  Surplus (exclude all surplus related to preferred stock)                                           3839          8,384  25
26.    a.  Undivided profits and capital reserves                                                       3632          5,382  26.a
       b.  Net unrealized holding gains (losses) on available-for-sale                                  8434           (490) 26.b
           securities
       c.  ACCUMULATED NET GAINS (LOSSES ON CASH FLOW HEDGES)                                           4336              0  26.c
27.  Cumulative foreign currency translation adjustments
28.  Total equity capital (sum of items 23 through 27)                                                  3210         17,776  28
29.  Total liabilities and equity capital (sum of items 21 and 28)                                      3300        174,991  29

MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.  Indicate in the at the right, the number of the statement below that best describes the
     most comprehensive level of auditing work performed for the bank by independent external                           NUMBER
     auditors as of any date during 1998 ____________________________________________________           6724            N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank


2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4  =  Directors' examination of the bank performed by other external auditors
      (may be required by state chartering authority)

5  =  Review of the bank's financial statements by external auditors

6  =  Compilation of the bank's financial statements by external auditors

7  =  Other audit procedures (excluding tax preparation work)

8  =  No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)   Includes limited-life preferred stock and related surplus.